Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear Announces the Appointment of Steven Litchfield as its Chief Financial Officer & Chief Corporate Strategy Officer

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Steve Litchfield joins MaxLinear as Chief Financial Officer and Chief Corporate Strategy Officer. Mr. Litchfield previously served as the Executive Vice President and Chief Strategy Officer of Microsemi Corporation.

Carlsbad, Calif. – July 2, 2018 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless communications infrastructure, and industrial and multimarket applications, today announced that Mr. Steven Litchfield has been appointed as its Chief Financial Officer and Chief Corporate Strategy Officer.

“I am excited to join MaxLinear and its outstanding management team. MaxLinear is at a critical juncture in its young history as it transforms into a large communications networking technology company. MaxLinear has an established track record of product and technology innovation and I am eager to contribute to building and expanding its business,” said Steven Litchfield, Chief Financial Officer and Chief Corporate Strategy Officer of MaxLinear.

Mr. Litchfield, age 49, most recently served as Executive Vice President and Chief Strategy Officer of Microsemi Corporation, a provider of analog and mixed-signal semiconductor solutions that was acquired by Microchip Technology, Inc. in May 2018. Mr. Litchfield served in that position from 2009 until the closing of the acquisition by Microchip. Previously, he served as Microsemi’s Vice President, Analog and Mixed Signal Group from 2006 to 2009, as its Vice President, Corporate Marketing and Business Development from 2003 to 2006, and as its Director, Business Development from 2001 to 2003. Prior to joining Microsemi, Mr. Litchfield was an equity research analyst at Banc of America Securities and a production engineer at Toyota Motor Corporation. Mr. Litchfield also serves on the board of directors of several early stage technology companies that are not publicly traded. He holds a Bachelor of Science in industrial engineering from Purdue University and a Master of Business Administration from the University of Southern California Marshall School of Business.

“I am excited to have Steve join us as our Chief Financial Officer and Chief Corporate Strategy Officer. Steve’s breadth and depth of leadership experience in strategic planning, mergers and acquisitions, corporate-wide financial planning, and general management roles will prove to be incredibly valuable for us as we continue to scale and transform the diversity of our business” commented Dr. Kishore Seendripu, Chairman and CEO of MaxLinear.

About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance, including the potential growth of its business; trends and opportunities affecting MaxLinear generally; and the ability of MaxLinear’s management personnel to contribute to the growth and financial performance of its business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to substantial risks and uncertainties, including (among others) substantial competition in MaxLinear’s target markets from larger and more established semiconductor companies; uncertainties concerning how end user markets for MaxLinear’s products will develop; market acceptance for new product introductions; MaxLinear’s dependence on a limited number of customers for a substantial portion of revenues; its ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission (SEC), including risks and uncertainties identified in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, in each case as filed with the SEC.

MaxLinear, Inc. Press Contact:
David Rodewald
The David James Agency LLC
Tel: +1 805-494-9508
david@davidjamesagency.com

MaxLinear, Inc. Corporate Contact:
Gideon Massey
Revenue and Investor Relations Manager
Tel: +1 949-333-0056
gmassey@maxlinear.com